UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

November 7, 2023
Date of Report (Date of earliest event reported)

CervoMed Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Park Plaza, Suite 424 Boston, Massachusetts	02216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-4400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CRVO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Robert J. Cobuzzi, Jr., Ph.D. as Director

On November 7, 2023, the Board of Directors (the “Board”) of CervoMed Inc. (the “Company”) appointed Robert J. Cobuzzi, Jr., Ph.D., as a director of the Company, effective immediately. Dr. Cobuzzi will serve for a term to continue until the Company’s next annual meeting of stockholders.

Dr. Cobuzzi, age 59, has served as the Company’s Chief Operating Officer since August 2023. Dr. Cobuzzi previously served as the President and Chief Executive Officer of Diffusion Pharmaceuticals Inc. (“Diffusion”) from September 2020 to August 2023, and was a member of Diffusion’s board of directors from January 2020 until August 2023. Dr. Cobuzzi also currently serves as a Venture Partner and Chairman of the Business Development Board for Sunstone Life Science Ventures, an independent European venture capital investment firm focused on life science therapeutic innovations. Previously, Dr. Cobuzzi served as an Advisor to the Mitochondrial Disease Research Program at the Children’s Hospital of Philadelphia, an internationally recognized hospital and research center devoted to children, from January 2019 to April 2020, and as President and Chief Executive Officer of MitoCUREia, Inc., an affiliated company, from July 2019 to July 2020. From 2005 to 2018, Dr. Cobuzzi served in various roles at Endo International PLC, a specialty branded and generic pharmaceuticals manufacturer, most recently serving as President of Endo Ventures Limited. Dr. Cobuzzi received his Bachelor of Arts in Biochemistry and Art History from Colby College and his Ph.D. in Molecular and Cellular Biochemistry from Loyola University Chicago. He served as a Post-doctoral Fellow in Experimental Therapeutics at Roswell Park Cancer Institute.

Dr. Cobuzzi was appointed to the vacancy on the Board created by the previously announced resignation of Jill Davidson and, accordingly, the size of the Board remains seven directors. Dr. Cobuzzi will not serve on any of the Board’s standing committees, will not receive any additional compensation for his service as a director, and no changes were made to Dr. Cobuzzi’s employment agreement with the Company in connection with his appointment as a director. There are no family relationships between Dr. Cobuzzi and any other director or executive officer of the Company, and there are no transactions between Dr. Cobuzzi and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01        Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2023	CervoMed Inc.

	By:	/s/ William Elder
	Name:	William Elder
	Title:	General Counsel

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